As filed with the Securities and Exchange Commission on February 21, 2018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT NO. 333-215280

UNDER

THE SECURITIES ACT OF 1933

Cobalt International Energy, Inc.*

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1311	27-0821169
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
920 Memorial City Way, Suite 100 Houston, Texas 77024 (713) 579-9100		Jeffrey A. Starzec Executive Vice President and General Counsel 920 Memorial City Way, Suite 100 Houston, Texas 77024 (713) 579-9100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)		(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

*TABLE OF ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

Name†	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Cobalt International Energy GP, LLC	Delaware	20-4147374
Cobalt International Energy, L.P.	Delaware	20-3782411
Cobalt GOM LLC	Delaware	26-3137188
Cobalt GOM #1 LLC	Delaware	26-3137262
Cobalt GOM #2 LLC	Delaware	26-3137316

†	The address, including zip code, and telephone number, including area code, of the principal executive offices of each registrant is 920 Memorial City Way, Suite 100 Houston, Texas 77024; (713) 579-9100.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 filed by Cobalt International Energy, Inc., a Delaware corporation (the “Company”), and the additional subsidiary guarantor registrants named herein (the “Subsidiaries” and, together with the Company, the “Registrants”), deregisters all securities remaining unissued under the following Registration Statement on Form S-3 (the “Registration Statement”) filed by the Registrants with the Securities and Exchange Commission:

•	Registration Statement on Form S-3 (No. 333-215280), originally filed on December 22, 2016, as amended by Amendment No. 1 filed on January 13, 2017, registering an aggregate of $1,000,000,000 of common stock, preferred stock, debt securities (including related guarantees by the Subsidiaries), warrants, purchase contracts and units of the Company.

As previously disclosed, on December 14, 2017, the Registrants filed voluntary petitions for relief (and the cases commenced thereby, the “Chapter 11 Cases”) under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas. The Chapter 11 Cases are being administered jointly under the caption In re Cobalt International Energy, Inc., et al., Case No. 17-36709.

As a result of the Chapter 11 Cases, the Registrants have terminated all offerings of securities pursuant to the Registration Statement. In accordance with an undertaking made by the Registrants in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, the Registrants hereby remove from registration by means of this Post-Effective Amendment No. 1 all of such securities registered but unsold under the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on February 21, 2018.

COBALT INTERNATIONAL ENERGY, INC.

By:	/s/ DAVID D. POWELL
Name: David D. Powell
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated below.

/S/ TIMOTHY J. CUTT Timothy J. Cutt	Chief Executive Officer and Director (Principal Executive Officer)	February 21, 2018

/S/ DAVID D. POWELL David D. Powell	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	February 21, 2018

/S/ WILLIAM P. UTT William P. Utt	Chairman of the Board of Directors	February 21, 2018

/S/ JACK E. GOLDEN Jack E. Golden	Director	February 21, 2018

/S/ JOHN E. HAGALE John E. Hagale	Director	February 21, 2018

/S/ PAUL KEGLEVIC Paul Keglevic	Director	February 21, 2018

/S/ JON A. MARSHALL Jon A. Marshall	Director	February 21, 2018

/S/ KENNETH W. MOORE Kenneth W. Moore	Director	February 21, 2018

/S/ MYLES W. SCOGGINS Myles W. Scoggins	Director	February 21, 2018

/S/ D. JEFF VAN STEENBERGEN D. Jeff van Steenbergen	Director	February 21, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on February 21, 2018.

COBALT INTERNATIONAL ENERGY GP, LLC

By:	/s/ DAVID D. POWELL
Name: David D. Powell
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated below.

/S/ DAVID D. POWELL David D. Powell	Chief Financial Officer (Principal Executive Officers, Principal Financial and Principal Accounting Officer)	February 21, 2018

Sole Member: Cobalt International Energy, Inc.

/S/ DAVID D. POWELL David D. Powell	Chief Financial Officer	February 21, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on February 21, 2018.

COBALT INTERNATIONAL ENERGY, L.P. By: Cobalt International Energy GP, LLC

By:	/s/ DAVID D. POWELL
Name: David D. Powell
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated below.

/S/ DAVID D. POWELL David D. Powell	Chief Financial Officer (Principal Executive Officers, Principal Financial and Principal Accounting Officer)	February 21, 2018

General Partner: By: Cobalt International Energy GP, LLC By: Cobalt International Energy, Inc., its sole member

/S/ DAVID D. POWELL David D. Powell	Chief Financial Officer	February 21, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on February 21, 2018.

COBALT GOM LLC

By:	/s/ DAVID D. POWELL
Name: David D. Powell
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated below.

/S/ DAVID D. POWELL David D. Powell	Chief Financial Officer (Principal Executive Officers, Principal Financial and Principal Accounting Officer)	February 21, 2018

Member: Cobalt International Energy, L.P. By: Cobalt International Energy GP, LLC, its general partner By: Cobalt International Energy, Inc., its sole member

/S/ DAVID D. POWELL David D. Powell	Chief Financial Officer	February 21, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on February 21, 2018.

COBALT GOM #1 LLC

By:	/s/ DAVID D. POWELL
Name: David D. Powell
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated below.

/S/ DAVID D. POWELL David D. Powell	Chief Financial Officer (Principal Executive Officers, Principal Financial and Principal Accounting Officer)	February 21, 2018

Member: Cobalt GOM LLC By: Cobalt International Energy, L.P., its sole member By: Cobalt International Energy GP, LLC, its general partner By: Cobalt International Energy, Inc., its sole member

/S/ DAVID D. POWELL David D. Powell	Chief Financial Officer	February 21, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on February 21, 2018.

COBALT GOM #2 LLC

By:	/s/ DAVID D. POWELL
Name: David D. Powell
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated below.

/S/ DAVID D. POWELL David D. Powell	Chief Financial Officer (Principal Executive Officers, Principal Financial and Principal Accounting Officer)	February 21, 2018

Member: Cobalt GOM LLC By: Cobalt International Energy, L.P., its sole member By: Cobalt International Energy GP, LLC, its general partner By: Cobalt International Energy, Inc., its sole member

/S/ DAVID D. POWELL David D. Powell	Chief Financial Officer	February 21, 2018